Exhibit 15
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549
We are aware that our report dated November 12, 2010, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, llp
Kansas City, Missouri
November 12, 2010

1201 Walnut, Suite 1700 Kansas City, MO 64106-2246 816 221-6300 Fax 816-221-6380
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